Exhibit 4.2

CUSIP/CINS 690742 AC5

9.000% Senior Notes due 2019

No. 1	$350,000,000

Owens Corning

promises to pay to Cede & Co., or registered assigns,

the principal sum of THREE HUNDRED FIFTY MILLION DOLLARS on June 15, 2019.

Interest Payment Dates: June 15 and December 15

Record Dates: June 1 and December 1

Dated: June 8, 2009

Owens Corning

By:	/s/ Michael H. Thaman
Name:	Michael H. Thaman
Title:	Chairman of the Board, President and Chief Executive Officer

This is one of the Securities referred to

in the within-mentioned Indenture:

WELLS FARGO BANK, NATIONAL ASSOCIATION,
as Trustee

By:	/s/ Gregory S. Clarke
Authorized Signatory

9.000% Senior Notes due 2019

THIS SECURITY IS A REGISTERED GLOBAL SECURITY WITHIN THE MEANING OF THE INDENTURE HEREINAFTER REFERRED TO AND IS REGISTERED IN THE NAME OF A DEPOSITARY OR A NOMINEE THEREOF. THIS SECURITY IS EXCHANGEABLE FOR SECURITIES REGISTERED IN THE NAME OF A PERSON OTHER THAN THE DEPOSITARY OR ITS NOMINEE ONLY IN THE LIMITED CIRCUMSTANCES DESCRIBED IN THE INDENTURE AND, UNLESS AND UNTIL IT IS EXCHANGED IN WHOLE OR IN PART FOR SECURITIES IN DEFINITIVE REGISTERED FORM, THIS SECURITY MAY NOT BE TRANSFERRED EXCEPT AS A WHOLE BY THE DEPOSITARY TO THE NOMINEE OF THE DEPOSITARY OR BY A NOMINEE OF THE DEPOSITARY TO THE DEPOSITARY OR ANOTHER NOMINEE OF THE DEPOSITARY OR BY THE DEPOSITARY OR ANY SUCH NOMINEE TO A SUCCESSOR DEPOSITARY OR A NOMINEE OF SUCH SUCCESSOR DEPOSITARY.

Capitalized terms used herein have the meanings assigned to them in the Indenture referred to below unless otherwise indicated.

(1) INTEREST. Owens Corning, a Delaware corporation (the “Company”), promises to pay interest on the principal amount of this Security at 9.000% per annum from June 8, 2009 until maturity. The Company will pay interest semiannually in arrears on June 15 and December 15 of each year, or if any such day is not a Business Day, on the next succeeding Business Day (each, an “Interest Payment Date”). Interest on the Securities will accrue from the most recent date to which interest has been paid or, if no interest has been paid, from the date of issuance; provided that if there is no existing Default in the payment of interest, and if this Security is authenticated between a record date referred to on the face hereof and the next succeeding Interest Payment Date, interest shall accrue from such next succeeding Interest Payment Date; provided further that the first Interest Payment Date shall be December 15, 2009. The Company will pay interest (including post-petition interest in any proceeding under any Bankruptcy Law) on overdue principal and premium, if any, from time to time on demand at a rate that is 1% per annum in excess of 9.000% to the extent lawful; it will pay interest (including post-petition interest in any proceeding under any Bankruptcy Law) on overdue instalments of interest (without regard to any applicable grace periods) from time to time on demand at a rate that is 1% per annum in excess of 9.000% to the extent lawful. Interest will be computed on the basis of a 360-day year of twelve 30-day months.

(2) METHOD OF PAYMENT. The Company will pay interest on the Securities (except defaulted interest) to the Persons who are registered Holders of Securities at the close of business on the June 1 or December 1 next preceding the Interest Payment Date, even if such Securities are cancelled after such record date and on or before such Interest Payment Date, except as provided in Section 2.13 of the Indenture with respect to defaulted interest. The Securities will be payable as to principal, premium, if any, and interest at the office or agency of the Company maintained for such purpose within or without the City and State of New York, or, at the option of the Company, payment of interest may be made by check mailed to the Holders at their addresses set forth in the register of Holders; provided that payment by wire transfer of immediately available funds will be required with respect to principal of and interest and premium, if any, on, all Global Securities and all other Securities the Holders of which will have provided wire transfer instructions to the Company or the Paying Agent. Such payment will be in such coin or currency of the United States of America as at the time of payment is legal tender for payment of public and private debts.

(3) PAYING AGENT AND REGISTRAR. Initially, Wells Fargo Bank, National Association, the Trustee under the Indenture, will act as Paying Agent and Registrar. The Company may change any Paying Agent or Registrar without notice to any Holder. The Company or any of its Subsidiaries may act in any such capacity.

(4) INDENTURE. The Company issued the Securities under an Indenture dated as of June 2, 2009 (as supplemented by the First Supplemental Indenture dated as of June 8, 2009, the “Indenture”) among the Company, the Subsidiary Guarantors and the Trustee. The terms of the Securities include those stated in the Indenture and those made part of the Indenture by reference to the Trust Indenture Act (the “TIA”). The Securities are subject to all such terms, and Holders are referred to the Indenture and the TIA for a statement of such terms. To the extent any provision of this Security conflicts with the express provisions of the Indenture, the provisions of the Indenture shall govern and be controlling. The Securities are unsecured obligations of the Company. The Indenture does not limit the aggregate principal amount of Securities that may be issued thereunder.

(5) OPTIONAL REDEMPTION.

(a) The Company may redeem all or a part of the Securities at a redemption price equal to the greater of (i) 100% of the principal amount of the Securities to be redeemed and (ii) as determined by the Quotation Agent, the sum of the present values of the remaining scheduled payments of principal and interest on the Securities to be redeemed (excluding any portion of such payments of interest accrued as of the date of redemption), discounted to the date of redemption on a semi-annual basis (assuming a 360-day year, consisting of twelve 30-day months) at the Treasury Rate plus 50 basis points, plus, in each case, accrued and unpaid interest thereon to the date of redemption.

(b) Unless the Company defaults in payment of the redemption price, on and after the date of redemption, interest will cease to accrue on the Securities or portions thereof called for redemption.

(c) Any redemption pursuant to Article 3 of the Indenture shall be made pursuant to the provisions of Sections 3.01 through 3.05 of the Indenture.

(6) REPURCHASE AT THE OPTION OF HOLDER. If there is a Change of Control Repurchase Event, the Company will be required to make an offer (a “Change of Control Offer”) to each Holder to repurchase all or any part (equal to $2,000 or integral multiples of $1,000 in excess of $2,000) of each Holder’s Securities at a purchase price in cash equal to 101% of the aggregate principal amount thereof plus accrued and unpaid interest thereon to the date of repurchase, subject to the rights of Holders on the relevant record date to receive interest due on the relevant Interest Payment Date (the “Change of Control Payment”). Within 30 days following any Change of Control Repurchase Event, the Company will mail a notice to each Holder setting forth the procedures governing the Change of Control Offer as required by the Indenture.

(7) NOTICE OF REDEMPTION. Notice of redemption will be mailed at least 30 days but not more than 60 days before the redemption date to each Holder whose Securities are to be redeemed at its registered address. Securities in denominations larger than $2,000 may be redeemed in part but only in whole multiples of $1,000, unless all of the Securities held by a Holder are to be redeemed.

(8) DENOMINATIONS, TRANSFER, EXCHANGE. The Securities are in registered form without coupons in denominations of $2,000 and integral multiples of $1,000 in excess of $2,000. The transfer of Securities may be registered and Securities may be exchanged as provided in the Indenture. The Registrar and the Trustee may require a Holder, among other things, to furnish appropriate endorsements and transfer documents and the Company may require a Holder to pay any taxes and fees required by law or permitted by the Indenture. The Company need not exchange or register the transfer of any Security or portion of a Security selected for redemption, except for the unredeemed portion of any Security being redeemed in part. Also, the Company need not exchange or register the transfer of any Securities for a period of 15 days before a selection of Securities to be redeemed or during the period between a record date and the corresponding Interest Payment Date.

(9) PERSONS DEEMED OWNERS. The registered Holder of a Security may be treated as its owner for all purposes.

(10) AMENDMENT, SUPPLEMENT AND WAIVER. Subject to certain exceptions, the Indenture or the Securities or the Note Guarantees may be amended or supplemented with the consent of the Holders of not less than a majority in principal amount of the Securities affected by such modification, to add, change or eliminate any provision of, or to modify the rights of such Holders.

Without the consent of any Holder of a Security, the Indenture or the Securities or Note Guarantees may be amended or supplemented to cure any mistakes or defects; to add or change any of the provisions of the Indenture relating to the issuance or exchange of the Securities in registered form, but only if such action does not adversely affect the interests of the Holders of the Securities in any material respect; to effect the assumption of the Company’s or a Subsidiary Guarantor’s obligations to Holders of the Securities and Note Guarantees by a successor Person; to impose additional covenants and events of default or to add Note Guarantees of other Persons for the benefit of the Holders; to change or eliminate any of the provisions of the Indenture, but only if the change or elimination becomes effective when there are no outstanding Securities, which are entitled to the benefit of such provision and as to which such modification would apply; to secure the Securities; to comply with the requirements of the SEC in order to effect or maintain the qualification of the Indenture under the TIA; to conform the text of the Indenture, the Securities or the Note Guarantees to any provision of the “Description of the Notes” section of the Company’s Prospectus Supplement dated as of June 3, 2009, relating to the initial offering of the Securities, to the extent that such provision in that “Description of the Notes” was intended to be a verbatim recitation of a provision of the Indenture, the Note Guarantees or the Securities; to supplement any of the provisions of the Indenture to permit or facilitate the defeasance and discharge of the Securities, but only if such action does not adversely affect the interests of the Holders of the Securities or related coupons in any material respect; to evidence and provide for the acceptance of appointment by a successor Trustee and to add to or change any of the provisions of the Indenture to facilitate the administration of the trusts by more than one Trustee or to allow any Subsidiary Guarantor to execute a supplemental indenture to the Indenture and/or a Note Guarantee with respect to the Securities.

(11) DEFAULTS AND REMEDIES. Events of Default include: (i) default for 30 days in the payment when due of interest on the Securities; (ii) default in the payment when due of the principal of, or premium, if any, on, the Securities when the same becomes due and payable at maturity, upon redemption (including in connection with an offer to purchase) or otherwise, (iii) failure by the Company or any of its Subsidiaries for 60 days after notice to the Company by the Trustee or the Holders of at least 25% in aggregate principal amount of the Securities then outstanding voting as a single class to comply with any of the other agreements in the Indenture or the Securities; (iv) default under certain other agreements relating to Indebtedness of the Company which default results in the acceleration of such Indebtedness prior to its express maturity; (v) certain events of bankruptcy or insolvency with respect to the Company or any of its Subsidiaries that is a Significant Subsidiary or any group of Subsidiaries that, taken together, would constitute a Significant Subsidiary; and (vi) except as permitted by the Indenture, any Note Guarantee is held in any judicial proceeding to be unenforceable or invalid or ceases for any reason to be in full force and effect or any Subsidiary Guarantor or any Person acting on its behalf denies or disaffirms its obligations under such Subsidiary Guarantor’s Note Guarantee. In the case of an Event of Default of the type specified in clause (v) above with respect to the Company, any Subsidiary of the Company that is a Significant Subsidiary or any group of Subsidiaries of the Company that, taken together, would constitute a Significant Subsidiary, all outstanding Securities will become due and payable immediately without further action or notice. If any other Event of Default occurs and is continuing, the Trustee or the Holders of at least 25% in aggregate principal amount of the then outstanding Securities may declare all the Securities to be due and payable immediately. Notwithstanding the foregoing, in the case of an Event of Default arising from certain events of bankruptcy or insolvency, all outstanding Securities will become due and payable immediately without further action or notice. Holders may not enforce the Indenture or the Securities except as provided in the Indenture. Subject to certain limitations, Holders of a majority in aggregate principal amount of the then outstanding Securities may direct the Trustee in its exercise of any trust or power. The Trustee may withhold from Holders of the Securities notice of any continuing Default or Event of Default (except a Default or Event of Default relating to the payment of principal or interest or premium, if any) if it determines that withholding notice is in their interest. The Holders of a majority in aggregate principal amount of the then outstanding Securities by notice to the Trustee may, on behalf of the Holders of all of the Securities, rescind an acceleration or waive any existing Default or Event of Default and its consequences under the Indenture except a continuing Default or Event of Default in the payment of interest or premium on, or the principal of, the Securities. The Company is required to deliver to the Trustee annually a statement regarding compliance with the Indenture, and the Company is required, upon becoming aware of any Default or Event of Default, to deliver to the Trustee a statement specifying such Default or Event of Default.

(12) TRUSTEE DEALINGS WITH COMPANY. The Trustee, in its individual or any other capacity, may make loans to, accept deposits from, and perform services for the Company or its Affiliates, and may otherwise deal with the Company or its Affiliates, as if it were not the Trustee.

(13) NO RECOURSE AGAINST OTHERS. A director, officer, employee, incorporator or stockholder of the Company or any of the Subsidiary Guarantors, as such, will not have any liability for any obligations of the Company or the Subsidiary Guarantors under the Securities, the Note Guarantees or the Indenture or for any claim based on, in respect of, or by reason of, such obligations or their creation. Each Holder by accepting a Security waives and releases all such liability. The waiver and release are part of the consideration for the issuance of the Securities.

(14) AUTHENTICATION. This Security will not be valid until authenticated by the manual signature of the Trustee or an authenticating agent.

(15) ABBREVIATIONS. Customary abbreviations may be used in the name of a Holder or an assignee, such as: TEN COM (= tenants in common), TEN ENT (= tenants by the entireties), JT TEN (= joint tenants with right of survivorship and not as tenants in common), CUST (= Custodian), and U/G/M/A (= Uniform Gifts to Minors Act).

(16) CUSIP NUMBERS. Pursuant to a recommendation promulgated by the Committee on Uniform Security Identification Procedures, the Company has caused CUSIP numbers to be printed on the Securities, and the Trustee may use CUSIP numbers in notices of redemption as a convenience to Holders. No representation is made as to the accuracy of such numbers either as printed on the Securities or as contained in any notice of redemption, and reliance may be placed only on the other identification numbers placed thereon.

(17) GOVERNING LAW. THE LAWS OF THE STATE OF NEW YORK SHALL GOVERN THE INDENTURE AND THIS SECURITY WITHOUT REGARD TO CONFLICTS OF LAW PRINCIPLES THEREOF.

The Company will furnish to any Holder upon written request and without charge a copy of the Indenture. Requests may be made to:

Owens Corning

One Owens Corning Parkway

Toledo, OH 43659

Attention: Investor Relations

ASSIGNMENT FORM

To assign this Security, fill in the form below:

(I) or (we) assign and transfer this Security to:

(Insert assignee’s legal name)

(Insert assignee’s soc. sec. or tax I.D. no.)

(Print or type assignee’s name, address and zip code)

and irrevocably appoint

to transfer this Security on the books of the Company. The agent may substitute another to act for him.

Date:

Your Signature:
(Sign exactly as your name appears on the face of this Security)

Signature Guarantee*:

*	Participant in a recognized Signature Guarantee Medallion Program (or other signature guarantor acceptable to the Trustee).

Option of Holder to Elect Purchase

If you want to elect to have this Security purchased by the Company pursuant to Section 2.11 of the Supplemental Indenture, check the box below:

☐ Section 2.11

If you want to elect to have only part of the Security purchased by the Company pursuant to Section 2.11of the Supplemental Indenture, state the amount you elect to have purchased:

$

Date:

Your Signature:
(Sign exactly as your name appears on the face of this Security)

Tax Identification No.:

Signature Guarantee*:

*	Participant in a recognized Signature Guarantee Medallion Program (or other signature guarantor acceptable to the Trustee).

SCHEDULE OF EXCHANGES OF INTERESTS IN THE GLOBAL SECURITY

The following exchanges of a part of this Global Security for an interest in another Global Security or for a Definitive Security, or exchanges of a part of another Global Security or Definitive Security for an interest in this Global Security, have been made:

Date of Exchange	Amount of decrease in Principal Amount of this Global Security	Amount of increase in Principal Amount of this Global Security	Principal Amount of this Global Security following such decrease (or increase)	Signature of authorized officer of Trustee or Custodian

NOTATION OF GUARANTEE

For value received, each Subsidiary Guarantor (which term includes any successor Person under the Indenture) has, jointly and severally, unconditionally guaranteed, to the extent set forth in the Indenture and subject to the provisions in the Indenture dated as of June 2, 2009 (as supplemented by the First Supplemental Indenture dated as of June 8, 2009, the “Indenture”) among Owens Corning, (the “Company”), the Subsidiary Guarantors party thereto and Wells Fargo Bank, National Association, as trustee (the “Trustee”), (a) the due and punctual payment of the principal of, premium, if any, and interest on, the Securities, whether at maturity, by acceleration, redemption or otherwise, the due and punctual payment of interest on overdue principal of and interest on the Securities, if any, if lawful, and the due and punctual performance of all other obligations of the Company to the Holders or the Trustee all in accordance with the terms of the Indenture and (b) in case of any extension of time of payment or renewal of any Securities or any of such other obligations, that the same will be promptly paid in full when due or performed in accordance with the terms of the extension or renewal, whether at stated maturity, by acceleration or otherwise. The obligations of the Subsidiary Guarantors to the Holders of Securities and to the Trustee pursuant to the Note Guarantee and the Indenture are expressly set forth in Article 10 of the Indenture and reference is hereby made to the Indenture for the precise terms of the Note Guarantee.

Capitalized terms used but not defined herein have the meanings given to them in the Indenture.

[Remainder of Page Intentionally Left Blank]

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By:	/s/ Joseph J. Mikelonis
Name:	Joseph J. Mikelonis
Title:	Vice President

ENGINEERED PIPE SYSTEMS, INC.

By:	/s/ Joseph J. Mikelonis
Name:	Joseph J. Mikelonis
Title:	Vice President

ERIC COMPANY

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Name:	Joseph J. Mikelonis
Title:	President

FALCON FOAM CORPORATION

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Name:	Joseph J. Mikelonis
Title:	Vice President and Asst. Secretary

INTEGREX VENTURES LLC

By:	/s/ Joseph J. Mikelonis
Name:	Joseph J. Mikelonis
Title:	President

IPM INC.

By:	/s/ Joseph J. Mikelonis
Name:	Joseph J. Mikelonis
Title:	Vice President

JEFFERSON HOLDINGS, INC.

By:	/s/ Joseph J. Mikelonis
Name:	Joseph J. Mikelonis
Title:	Vice President

Note Guarantee

MODULO USA LLC

By:	/s/ Joseph J. Mikelonis
Name:	Joseph J. Mikelonis
Title:	Vice President

OCCV1, INC.

By:	/s/ Joseph J. Mikelonis
Name:	Joseph J. Mikelonis
Title:	Secretary

OCCV2, LLC

By:	/s/ Joseph J. Mikelonis
Name:	Joseph J. Mikelonis
Title:	Secretary

OCV FABRICS US, INC.

By:	/s/ Joseph J. Mikelonis
Name:	Joseph J. Mikelonis
Title:	Vice President

OWENS CORNING COMPOSITE MATERIALS, LLC

By:	/s/ Joseph J. Mikelonis
Name:	Joseph J. Mikelonis
Title:	Vice President

OWENS CORNING CONSTRUCTION SERVICES, LLC

By:	/s/ Joseph J. Mikelonis
Name:	Joseph J. Mikelonis
Title:	Vice President

OWENS CORNING MASONRY PRODUCTS, LLC (F/K/A OWENS CORNING CULTURED STONE, LLC)

By:	/s/ Joseph J. Mikelonis
Name:	Joseph J. Mikelonis
Title:	Vice President

Note Guarantee

OCV INTELLECTUAL CAPITAL, LLC (F/K/A OWENS-CORNING FIBERGLAS TECHNOLOGY II, LLC)

By:	/s/ Joseph J. Mikelonis
Name:	Joseph J. Mikelonis
Title:	Vice President

OWENS CORNING FOAM INSULATION, LLC

By:	/s/ Joseph J. Mikelonis
Name:	Joseph J. Mikelonis
Title:	Vice President

OWENS CORNING FRANCHISING, LLC

By:	/s/ Joseph J. Mikelonis
Name:	Joseph J. Mikelonis
Title:	Vice President

OWENS-CORNING FUNDING CORPORATION

By:	/s/ Joseph J. Mikelonis
Name:	Joseph J. Mikelonis
Title:	Vice President

OWENS CORNING HOMEXPERTS, INC.

By:	/s/ Joseph J. Mikelonis
Name:	Joseph J. Mikelonis
Title:	Vice President

OWENS CORNING HT, INC.

By:	/s/ Joseph J. Mikelonis
Name:	Joseph J. Mikelonis
Title:	President

OWENS CORNING INSULATING SYSTEMS, LLC

By:	/s/ Joseph J. Mikelonis
Name:	Joseph J. Mikelonis
Title:	Vice President

Note Guarantee

OWENS CORNING INTELLECTUAL CAPITAL, LLC

By:	/s/ Joseph J. Mikelonis
Name:	Joseph J. Mikelonis
Title:	Vice President

OWENS CORNING OVERSEAS HOLDING, INC.

By:	/s/ Joseph J. Mikelonis
Name:	Joseph J. Mikelonis
Title:	Vice President

OWENS CORNING ROOFING AND ASPHALT, LLC

By:	/s/ Joseph J. Mikelonis
Name:	Joseph J. Mikelonis
Title:	Vice President

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By:	/s/ Joseph J. Mikelonis
Name:	Joseph J. Mikelonis
Title:	Vice President

OWENS CORNING SCIENCE AND TECHNOLOGY, LLC

By:	/s/ Joseph J. Mikelonis
Name:	Joseph J. Mikelonis
Title:	Vice President

OWENS CORNING U.S. HOLDINGS, LLC

By:	/s/ Joseph J. Mikelonis
Name:	Joseph J. Mikelonis
Title:	Vice President

Note Guarantee

PALMETTO PRODUCTS, INC.

By:	/s/ Joseph J. Mikelonis
Name:	Joseph J. Mikelonis
Title:	President and Assistant Secretary

SOLTECH, INC.

By:	/s/ Joseph J. Mikelonis
Name:	Joseph J. Mikelonis
Title:	Vice President

Note Guarantee